Exhibit 107
CALCULATION OF REGISTRATION FEE
Form S-8
(Form Type)
MeridianLink, Inc.
(Exact name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share, 2021 Stock Option and Incentive Plan	Rule 457(c) and Rule 457(h)	3,802,484	$18.41	$70,003,730.44	0.0001531	$10,717.58
Equity	Common Stock, $0.001 par value per share, 2021 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	760,497	$15.65	$11,901,778.05	0.0001531	$1,822.17
Total Offering Amounts					$81,905,508.49		$12,539.75
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$12,539.75

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”), which become issuable under the under the 2021 Stock Option and Incentive Plan and the 2021 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
The price per share and aggregate offering price are calculated on the basis of (i) $18.41 per share for the shares reserved for future issuance under the 2021 Stock Option and Incentive Plan, which is the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on March 6, 2025, and (ii) $15.65 per share for the shares reserved for future issuance under the 2021 Employee Stock Purchase Plan, which is the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on March 6, 2025, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2021 Employee Stock Purchase Plan. These amounts are set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act.